EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF RAPID LINK, INCORPORATED AND ONE RING NETWORKS, INC.

The following unaudited pro forma condensed combined financial statements gives effect to the acquisition of One Ring Networks, Inc. (“One Ring”) by Rapid Link, Incorporated (“Rapid Link”) as if it had been completed on November 1, 2006.  The following unaudited pro forma condensed combined statements of operations for the year ended October 31, 2007 and for the three and six months ended April 30, 2008 are derived from the historical financial statements of Rapid Link and One Ring.

Accordingly, the acquisition was accounted for under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identified intangible asset acquired and liabilities assumed on the basis of their fair values on the transaction date.  Any excess purchase price is recorded as goodwill.

These unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values. The actual amounts recorded as of the completion of the acquisition may differ materially from the information presented in these unaudited pro forma condensed combined financial statements. In addition, the impact of ongoing integration activities could cause material differences in the information presented.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Rapid Link, as well as the sections entitled, "Management Discussion and Analysis or Plan of Operations" and "Risk Factors" included in the historical consolidated financial statements and accompanying notes of Rapid Link contained in Rapid Link's annual report on Form 10-KSB for the year ended October 31, 2007, and the unaudited consolidated condensed financial statements contained in Rapid Link's Quarterly Report on Form 10-QSB for the quarter ended April 30, 2008 incorporated by reference herein, together with the audited financial statements of One Ring for the year ended December 31, 2007 included as exhibit 99.1 herein. The unaudited pro forma condensed combined consolidated financial statements are not necessarily indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the acquisition been completed as of the dates presented, and are not necessarily representative of future consolidated results of operations or financial condition of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED OCTOBER 31, 2007

	Historical
	Rapid Link, Inc.	One Ring Networks, Inc.	Pro Forma Adjustments	Pro Forma

Revenues	$17,326,035	$1,082,960	$-	$18,408,995

Costs and expenses:
Costs of revenues	12,559,905	674,486	-	13,234,391
Sales and marketing	1,212,355	53,903	-	1,266,258
General and administrative	3,403,674	1,197,323	-	4,600,997
Depreciation and amortization	928,427	397,963	7,801 (a)	1,334,191
Loss on disposal of property and equipment	10,061	-	-	10,061
Gain on legal settlements	(415,213)	-	-	(415,213)
	17,669,209	2,323,675	7,801	20,030,685

Operating loss	(373,174)	(1,240,715)	(7,801)	(1,621,690)

Other income (expense):
Noncash financing expense	(1,043,261)	-	-	(1,043,261)
Related party non cash financing expense	(33,089)	-	-	(33,089)
Interest expense	(284,414)	(77,464)	-	(361,878)
Related party interest expense	(269,836)	-	-	(269,836)
Foreign currency exchange gain	4,389	-	-	4,389
	(1,626,211)	(77,464)	-	(1,703,675)

Net loss	$(1,999,384)	$(1,318,179)	$(7,801)	$(3,325,364)

Basic and diluted loss per share	$(.04)		$-	$(.06)

Weighted average shares used in the calculation of per share amounts	53,618,865		3,885,448	57,504,313

(a)  Customer list amortization.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED APRIL 30, 2008

	Historical
	Rapid Link, Inc.	One Ring Networks, Inc.	Pro Forma Adjustments	Pro Forma

Revenues	$3,450,350	$216,278	$-	$3,666,628

Costs and expenses:
Costs of revenues	2,323,353	168,007	-	2,659,367
Sales and marketing	193,406	16,258	-	209,664
General and administrative	1,063,053	196,868	-	1,259,921
Depreciation and amortization	268,432	119,345	1,300 (a)	389,077
	3,848,244	500,478	1,300	4,350,022

Operating loss	(397,894)	(284,200)	(1,300)	(683,394)

Other income (expense):
Noncash financing expense	(79,928)	-	-	(79,928)
Interest expense	(74,418)	(10,926)	-	(85,344)
Related party interest expense	(64,800)	-	-	(64,800)
Foreign currency exchange loss	(2,796)	-	-	(2,796)
	(221,942)	(10,926)	-	(232,868)

Income (loss) from continuing operations	(619,836)	(295,126)	(1,300)	(916,262)

Discontinued operations
Gain on disposal of discontinued operations	1,062,000	-	-	1,062,000

Net income (loss)	$442,164	$(295,126)	$(1,300)	$145,738

Basic and diluted income (loss) per share:

Loss per share from continuing operations	$(.01)			$(.01)
Income per share from discontinued operations	.02			.01
Net income (loss) per share	$.01			$-

Weighted average shares used in the calculation of per share amounts	66,987,044		2,590,148	69,577,192

(a) Customer list amortization

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED APRIL 30, 2008

	Historical
	Rapid Link, Inc.	One Ring Networks, Inc.	Pro Forma Adjustments	Pro Forma

Revenues	$7,463,829	$487,468	$-	$7,951,297

Costs and expenses:
Costs of revenues	5,039,124	336,629	-	5,375,753
Sales and marketing	426,293	29,374	-	455,667
General and administrative	1,880,754	496,200	-	2,376,954
Depreciation and amortization	486,721	218,836	3,250 (a)	708,807
	7,832,892	1,081,399	3,250	8,917,181

Operating loss	(369,063)	(593,931)	(3,250)	(965,884)

Other income (expense):
Noncash financing expense	(234,117)	-	-	(234,117)
Interest income (expense)	(138,903)	30,292	-	(108,611)
Related party interest expense	(130,069)	-	-	(130,069)
Foreign currency exchange loss	(472)	-	-	(472)
	(503,561)	30,292	-	(473,269)

Loss from continuing operations	(872,624)	(563,639)	(3,250)	(1,439,153)

Discontinued operations
Gain on disposal of discontinued operations	1,062,000	-	-	1,062,000

Net income (loss)	$189,376	$(563,639)	$(3,250)	$(377,153)

Basic and diluted income (loss) per share:

Loss per share from continuing operations	$(.02)			$(.02)
Income per share from discontinued operations	.02			.01
Net income (loss) per share	$-			$-

Weighted average shares used in the calculation of per share amounts	66,058,187		3,244,915	69,303,102

(a)  Customer list amortization

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1.  PURCHASE PRICE CALCULATION.

On March 28, 2008, the Company acquired 100% of the outstanding stock of One Ring Networks, Inc. ("One Ring") for consideration of 3,885,448 common shares and 114,552 warrants valued at $319,393.  The value of the issued stock was determined to be $306,986 and was calculated using the average quoted price of $0.08 per share, which approximates the average trading value as quoted on the OTC Bulletin Board for the three days before and three days after the date the terms of the acquisition were agreed to and announced.  The 114,552 warrants to purchase common stock at $.12 per share were valued at $12,407.  The fair value of the warrants was determined on the date of grant using the Black-Scholes pricing model with the following assumptions: applicable risk-free interest rate based on the current treasury-bill interest rate of 4.14%; volatility factor of the expected market price of the Company's common stock of 1.65; and a life of the warrants of five years.

Additional contingent consideration can be attained with certain performance objectives being achieved.  In accordance with FASB No.141 Business Combinations, the Company will record any future consideration as an additional element of cost of the acquisition upon the resolution of said contingencies.  Additional contingent consideration consists of the issuance of Rapid Link common stock (“Secondary Shares”), which shall be delivered to the One Ring stockholders within five (5) days of the 1 year anniversary of the closing date provided that One Ring’s gross monthly retail billed revenues from all sources are at least $1,500,000 for the calendar year ending one year from the closing date (“Yearly Revenues”).  1333 Secondary Shares will be issued for every $1,000 of gross billed and collectable Yearly Revenues, up to a maximum of 4 million shares.

Section 2.4 (“Liability Adjustments”) of the Common Stock Purchase Agreement dated March 28, 2008 between the Company and One Ring stated that the purchase price shall be subject to reduction by the amount that the assumed liabilities of One Ring on March 28, 2008 exceed $198,445.  On June 16, 2008, the Company and One Ring amended the Stock Purchase Agreement to provide for the waiver of section 2.4 for consideration of $100,000.  On June 17, 2008, One Ring paid the Company $100,000 in consideration of the amendment to section 2.4.  Accordingly, the Company recorded the receipt of $100,000 as a reduction of goodwill.

NOTE 2.  PURCHASE PRICE ALLOCATION.

The Company acquired the following net assets from One Ring:

Tangible assets acquired:
Property and equipment	$213,868
Capital lease equipment	379,765
Accounts receivable and other	202,372
Cash	25,396
821,401
Customer list	15,601
Goodwill	310,678
Total assets acquired	1,147,680

Liabilities assumed:
Accounts payable	(295,041)
Accrued liabilities and other	(119,453)
Notes payable	(34,028)
Capital lease obligations	(379,765)
Total liabilities assumed	(828,287)

Net assets acquired	$319,393

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 3. PRO FORMA ADJUSTMENTS.

The unaudited pro forma condensed combined financial statements give effect to the transaction described in item 2.01 as if had occurred on November 1, 2006 for purposes of the pro forma condensed combined statements of operations for the year ended October 31, 2007 and for the three and six months ended April 30, 2008.  The pro forma statements of operations do not include any restructuring charges that may arise with respect to Rapid Link as a result of the transaction described in item 2.01.  Adjustments to the unaudited pro forma condensed combined statements of operations for the year ended October 31, 2007 and for the three and six months ended April 30, 2008 include an adjustment to the weighted average shares used in the calculation of per share amounts.